UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2014

WELLCARE HEALTH PLANS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32209	47-0937650
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
8735 Henderson Road, Renaissance One
	Tampa, Florida	33634
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 290-6200

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.
On January 9, 2014, WellCare Health Plans, Inc. (the “Company”) received from the State of Florida’s Agency for Health Care Administration (“AHCA”) the following executed amendments:

•	Amendment No. 7 (“Amendment 7”) to Contract No. FA971 (“Contract FA971”) between AHCA and WellCare of Florida, Inc., a wholly-owned subsidiary of the Company (“WellCare of Florida”); and

•	Amendment No. 5 (“Amendment 5”) to Contract No. FA972 (“Contract FA972”) between AHCA and WellCare of Florida.
Contract FA971 governs WellCare of Florida’s Medicaid business that it operates under the name Staywell Health Plan of Florida and Contract FA972 governs WellCare of Florida’s Medicaid business that it operates under the name HealthEase.
Among other things, the amendments:

•
Effective September 1, 2013, revise the capitation rates payable to WellCare of Florida, which vary based on the member’s demographic information (such as age, gender and county of residence) (see Exhibits 2-R and 2-NR to Amendment 7 and Exhibit 2-NR to Amendment 5 for a copy of the revised rate schedules);

•	Impose expanded dental network requirements on plans participating in Medicaid Reform, including WellCare of Florida, and those non-Reform plans providing dental services as an expanded benefit; and

•	Clarify how health plans should count inpatient days for purposes of coverage limits.
WellCare anticipates the rate increase contained in these amendments will result in an overall rate increase under Contract FA971 and Contract FA972 of approximately 2.5% compared to rates payable to WellCare of Florida through August 31, 2013.
These amendments do not address the reimbursement to WellCare of Florida for the health insurance industry fee that will become payable beginning in 2014 under the Affordable Care Act. The Company continues to discuss this industry fee with many of its Medicaid state clients, including Florida. The Company anticipates this fee will be taken into account by states when setting their rates.

The foregoing description does not purport to be a complete description of the parties’ rights and obligations under the Contract FA971, Amendment 7, Contract FA972 or Amendment 5. The above description is qualified in its entirety by reference to Amendment 7 and Amendment 5, which are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.
Cautionary Statement Regarding Forward-Looking Statements
The information furnished in this Current Report on Form 8-K contains “forward-looking” statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions are forward-looking statements. For example, WellCare’s estimate of the overall rate increase under Amendment 7 and Amendment 5 is a forward-looking statement. Forward-looking statements involve known and unknown risks and uncertainties that may cause WellCare’s actual future results to differ materially from those projected or contemplated in the forward-looking statements. These risks and uncertainties include, but are not limited to, the demographic mix of members in WellCare of Florida’s plans.
Additional information concerning these and other important risks and uncertainties can be found under the captions “Forward-Looking Statements” and “Risk Factors” in WellCare’s Annual Report on Form 10-K for the year ended December 31, 2012, and in WellCare’s Quarterly Reports on Form 10-Q for the periods ended March 31, 2013, June 30, 2013, and September 30, 2013, and other subsequent filings by WellCare with the U.S. Securities and Exchange Commission, which contain discussions of WellCare’s business and the various factors that may affect it. WellCare undertakes no duty to update these forward-looking statements to reflect any future events, developments, or otherwise.

Item 9.01    Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Amendment No. 7 to Contract No. FA971 between the Florida Agency for Health Care Administration and WellCare of Florida, Inc. d/b/a Staywell Health Plan of Florida
10.2	Amendment No. 5 to Contract No. FA972 between the Florida Agency for Health Care Administration and WellCare of Florida, Inc. d/b/a HealthEase

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 15, 2014	WELLCARE HEALTH PLANS, INC. /s/ Lisa G. Iglesias
Lisa G. Iglesias
Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Description
10.1	Amendment No. 7 to Contract No. FA971 between the Florida Agency for Health Care Administration and WellCare of Florida, Inc. d/b/a Staywell Health Plan of Florida
10.2	Amendment No. 5 to Contract No. FA972 between the Florida Agency for Health Care Administration and WellCare of Florida, Inc. d/b/a HealthEase